EXHIBIT 99.1

PILGRIM’S PRIDE CORPORATION
REPORTS THIRD QUARTER RESULTS FOR FISCAL 2003

     Pittsburg, TX—July 22, 2003—Pilgrim’s Pride Corporation (NYSE: CHX, CHX.A) today reported net income of $17.4 million, or $0.42 per share, for the third fiscal quarter ended June 28, 2003, an increase of $14.1 million, or $0.34 per share, compared with net income of $3.3 million in the third fiscal quarter of 2002. Net sales for the third fiscal quarter of 2003 were $651.9 million, an increase of $14.8 million, compared with net sales of $637.1 million for the same period last year. The third fiscal quarter 2003 results include a $0.25 per share gain from partial settlements from vitamin and methionine lawsuits, net of tax and related employee incentive plan accruals.

     For the first nine months of fiscal 2003, net income was $31.0 million, or $0.75 per share, an increase of $13.5 million compared with net income of $17.5 million, or $0.43 per share in the prior fiscal year’s first nine months. The Company also reported net sales for the first nine months of fiscal 2003 of $1,909.9 million, a $16.0 million increase compared with $1,893.9 million for the same period last year. The first nine months of fiscal 2003 results include a $1.06 per share gain from partial settlements from vitamin and methionine lawsuits, and the recoveries from the prior year’s avian influenza, net of tax and related employee incentive plan accruals.

     “Our third quarter results reflect an improvement in pricing and better operating efficiencies,” commented O.B. Goolsby, President and Chief Operating Officer of Pilgrim’s Pride. “Over the last few months, higher chicken prices have increased margin levels. We expect that lower domestic supplies of meat proteins in the marketplace will continue to favorably impact our bottom line.

     “We have made significant progress this quarter executing on our strategy, including our June announcement that we will acquire ConAgra’s chicken division. This combination will better position us to capitalize on the growing demand for prepared and fresh case-ready chicken and will give us the capacity to enhance the technological leadership and cost-efficiency for which we are known. We are looking forward to completing the ConAgra acquisition in the third calendar quarter of 2003,” Mr. Goolsby said.

     “Pilgrim’s Pride is well positioned to continue on its growth trajectory. Our objectives remain consistent: to increase sales, profit margins and earnings. Our commitment has never been stronger to providing customers with the highest-quality poultry products, as we remain focused on the company’s continued growth and driving shareholder value,” Mr. Goolsby concluded.

     Pilgrim’s Pride Corporation is the second largest poultry producer in the United States; the third largest in chicken and fifth largest in turkey, and second largest chicken company in Mexico. Pilgrim’s Pride employs more than 24,500 persons and operates processing and further processing plants, distribution centers, hatcheries and feed mills in Texas, Arkansas, Arizona, North Carolina, Pennsylvania, Virginia and West Virginia and Mexico.

     Products are sold to foodservice, retail and frozen entrée customers. The Company’s primary distribution is through retailers and restaurants throughout the United States and in the Northern and Central regions of Mexico and to the foodservice industry nation-wide in both countries.

     A conference call to discuss the Company’s third quarter of fiscal 2003 financial results will be held at 10:00 a.m. CDT (11:00 a.m. EDT) on July 23, 2003. To listen live via telephone, call 800-556-3831 access code 00977. The call will also be web cast live on the Internet at http://www.firstcallevents.com/service/ajwz384641185gf12.html. The web cast will be available for replay within two hours of the conclusion of the call. A telephone replay will be available beginning at 2:00 p.m. CDT on July 23 through July 30 at 800-876-6305.

Statements contained in this press release that state the intentions, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are forward looking statements. It is important to note that the actual results could differ materially from those projected in such forward looking statements. For example, factors that could cause actual results to differ materially from those projected in such forward looking statements include: matters affecting the poultry industry generally, including fluctuations in the commodity prices of feed ingredients, chicken and turkey; disease outbreaks affecting the production performance and/or marketability of the Company’s poultry products; contamination of our products, which has recently and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of our cash resources, particularly in light of our substantial leverage; restrictions imposed by and as a result of, our substantial leverage; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risk associated with foreign operations; changes in laws or regulations affecting our operations as well as competitive factors and pricing pressures; inability to effectively integrate ConAgra’s chicken business or realize the associated cost savings and operating synergies currently anticipated; and the impact of uncertainties of litigation as well as other risks described under “Risk Factors” in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission

Important Legal Information
Investors and security holders are urged to read the proxy statement regarding the proposed transaction with ConAgra Foods, Inc. when it becomes available because it will contain important information. The proxy statement will be filed with the U.S. Securities and Exchange Commission by Pilgrim’s Pride Corporation and security holders may obtain a free copy of the proxy statement when it becomes available, and other documents filed with the SEC by Pilgrim’s Pride Corporation, at the SEC’s web site at www.sec.gov. The proxy statement, and other related documents filed with the SEC by Pilgrim’s Pride Corporation, may also be obtained for free by directing a request to Pilgrim’s Pride Corporation at 110 South Texas, Pittsburg, Texas, 75686. Investors may obtain a detailed list of names, affiliations and interests of participants in the solicitation of proxies of Pilgrim’s Pride Corporation stockholders to approve the transaction at the following address: 110 South Texas, Pittsburg, Texas, 75686.

Contact:
Richard A. Cogdill
Chief Financial Officer
540/896-0406

PILGRIM’S PRIDE CORPORATION
News Release
July 21, 2003

PILGRIM’S PRIDE CORPORATION
Consolidated Statements of Income
[In thousands, except share and per share amounts]

Three Months Ended	June 28, 2003	June 29, 2002

Net Sales	$651,877	$637,116
Costs and Expenses:
Cost of sales	600,932	590,807
Non-recurring recoveries	[10,302]	[691]
Selling, general and administrative	35,107	32,954

	625,737	623,070

Operating Income	26,140	14,046
Other Expense [Income]:
Interest expense, net	9,417	9,031
Foreign exchange gain [loss]	[334]	2,269
Miscellaneous, net	[8,124]	[3,778]

	[959]	7,522

Income Before Income Taxes	25,181	6,524
Income Tax Expense	7,740	3,258

Net Income	$17,441	$3,266

Net Income per Common Share - Basic and Diluted	$0.42	$0.08
Dividends Declared per Common Share	$0.015	$0.015
Weighted Average Shares Outstanding	41,112,679	41,112,679

Nine Months Ended	June 28, 2003	June 29, 2002

Net Sales	$1,909,874	$1,893,899
Costs and Expenses:
Cost of sales	1,805,257	1,763,290
Non-recurring recoveries	[36,002]	[2,886]
Selling, general and administrative	102,728	100,491

	1,871,983	1,860,895

Operating Income	37,891	33,004
Other Expense [Income]:
Interest expense, net	28,835	24,866
Foreign exchange [gain] loss	[466]	1,374
Miscellaneous, net	[36,787]	[3,292]

	[8,418]	22,948

Income Before Income Taxes	46,309	10,056
Income Tax Expense [Benefit]	15,346	[7,453]

Net Income	$30,963	$17,509

Net Income per Common Share - Basic and Diluted	$0.75	$0.43
Dividends Declared per Common Share	$0.045	$0.045
Weighted Average Shares Outstanding	41,112,679	41,112,679

PILGRIM’S PRIDE CORPORATION
News Release
July 21, 2003

PILGRIM’S PRIDE CORPORATION
Condensed Consolidated Balance Sheets
[In thousands]

	June 28, 2003	September 28, 2002

ASSETS
Total Current Assets	$508,880	$443,918
Other Assets	30,837	21,940
Property, Plant and Equipment, net	739,203	762,032

	$1,278,920	$1,227,890

LIABILITIES AND STOCKHOLDERS’ EQUITY
Total Current Liabilities	$241,036	$264,881
Long-Term Debt, Less Current Maturities	480,150	450,161
Deferred Income Taxes	134,229	116,911
Minority Interest in Subsidiary	1,316	1,613
Total Stockholders’ Equity	422,189	394,324

	$1,278,920	$1,227,890

PILGRIM’S PRIDE CORPORATION
Condensed Consolidated Statements of Cash Flows
[In thousands]

Nine Months Ended	June 28, 2003	June 29, 2002

Cash Provided by Operating Activities	$14,695		$38,767
Investing Activities:
Acquisitions of property, plant and equipment	[36,146]		[56,430]
Proceeds from property disposals	923		790
Other, net	[4,650]		[2,923]

Cash Used in Investing Activities	[39,873]		[58,563]

Financing Activities:
Net borrowings on notes payable	—		58,000
Net proceeds [payments] on long-term debt	29,141		[49,070]
Cash dividends paid	[1,858]		[1,854]

Cash Provided by Financing Activities	27,283		7,076
Effect of exchange rate changes on cash and cash equivalents	[351]		[383]

Increase [Decrease] in cash and cash equivalents	$1,754	$	[13,103]